Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “LIFETIME BRANDS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JUNE, A.D. 2005, AT 2 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
2024122 8100	AUTHENTICATION: 3965767

050515438	DATE: 06-21-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 06/21/2005
FILED 02:00 PM 06/21/2005
SRV 050515438 - 2024122 FILE

SECOND RESTATED CERTIFICATE OF INCORPORATION

of

LIFETIME BRANDS, INC.

Pursuant to Section 245 of the Delaware
General Corporation Law

LIFETIME BRANDS, INC., a Delaware Corporation, hereby certifies as follows:

1.             The name of the Corporation is LIFETIME BRANDS, INC. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 22, 1983. The name under which the Corporation was originally incorporated is LC Acquisition Corp.

2.             The original Certificate of Incorporation as amended or supplemented was further amended and restated by the filing on April 23, 1991 with the Secretary of State of a Restated Certificate of Incorporation (the “First Restated Certificate of Incorporation”).

3.             This Second Restated Certificate of Incorporation merely restates and integrates and does not further amend the First Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented.

4.             The First Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated to read as follows:

SECOND RESTATED CERTIFICATE OF INCORPORATION

of

LIFETIME BRANDS, INC.

FIRST:            The name of the Corporation is LIFETIME BRANDS, INC.

SECOND:       The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in New Castle County. The name of its registered agent at such address is The Prentice-Hall Corporation System Inc.

THIRD:          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:      The total number of shares of stock which the Corporation shall have authority to issue is twenty-seven million one hundred (27,000,100) shares, of which one hundred (100) shares, of the par value of One Dollar ($1.00) each, are to be of a class designated Series A Preferred Stock, two million (2,000,000) shares, of the par value of One Dollar ($1.00) each, are to be of a class designated Series B Preferred Stock and twenty-five million (25,000,000) shares, of the par value of One Cent ($.01) each, are to be of a class designated Common Stock.

The designation, relative rights, preferences and limitations of fee shares of each class of stock of the Corporation are as follows:

1.             Dividend Rights.

(a)   The holders of the Series A Preferred Stock shall be entitled to receive when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are legally available for the payment of dividends, cumulative preferential cash dividends in the amount of $700 per annum for each share of Series A Preferred Stock held, and no more, payable quarterly in arrears on the last day of March,

June, September and December of each year (each such date being hereinafter referred to as a “Dividend Payment Date”) commencing June 30, 1984. Dividends upon shares of the Series A Preferred Stock shall accrue on a daily basis commencing on the date of issuance and accrued dividends for each dividend period shall accumulate, to the extent not paid, on the Dividend Payment Date on which they shall first become payable. Such dividends shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of dividends and whether or not such dividends are declared.  Accumulated dividends on shares of Series A Preferred Stock shall not bear interest.

(b)   Whenever full dividends upon the issued and outstanding Series A Preferred Stock as aforesaid for all past quarterly dividend periods shall have been paid without interest and whenever full dividends upon the issued and outstanding Series A Preferred Stock as aforesaid for the then current quarterly dividend period shall have been declared and either paid or a sum sufficient for the payment set aside in full without interest, the Board of Directors may declare, set aside or pay additional cash dividends which if declared shall be payable on or set apart for the Series B Preferred shares as follows: Each issued and outstanding Series B Preferred share shall entitle the holder of record thereof to receive dividends in cash at the rate to be established by a Board of Directors of the Corporation at the time of issuance of such Series B Preferred shares on such dates in each calendar year as the Board of Directors shall deem advisable and which will be declared and set apart or paid before dividends of any kind may be declared upon the common shares and before distributions of any kind may be made upon the issued and outstanding common shares. The right as aforesaid to dividends upon issued and outstanding Series B Preferred shares and whether same shall be cumulative or non-cumulative and shall or shall not be deemed to accrue whether dividends are earned or whether there be funds weekly available therefor shall be determined by the Board of Directors at the time of issuance of Preferred B shares.

(c)   Whenever any full dividends have been declared upon the issued and outstanding Series B Preferred shares as aforesaid for all past dividend periods shall have been paid without interest and whenever full dividends upon the issued and outstanding Series B Preferred shares aforesaid for the then current dividend period shall have been declared and either paid or a sum sufficient for the payment thereof set aside without interest, the Board of Directors may declare, set aside or pay additional cash dividends and/or may make share distributions of unissued common shares of the Corporation and/or of its treasury common shares, if any, and/or may make distributions of bonds or property of the Corporation, including the shares or bonds of other Corporations. The holders of record of the issued and outstanding common shares shall be entitled in respect of said common shares exclusively to receive any such additional cash dividends which may be declared and/or any such distributions which may be made, each issued and outstanding common share entitling the holder of record thereof to receive an equal proportion of said dividends and/or distributions. Any reference to “distributions” in this paragraph contained shall not be deemed to include any distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary; nor shall any such reference to “distributions” in relation to issued and outstanding shares be deemed to limit, curtail, or divest the authority of the Board of

Directors to make any proper distributions, including distributions of authorized but unissued common shares, in relation to its treasury common shares, if any.

2.             Redemption Rights

(a)   The Corporation may, through its Board of Directors and in conformity with the provisions of the General Corporation Law, at any time or from time to time, redeem all or any part of the issued and outstanding Series A Preferred shares by paying the holders of record thereof, out of funds legally available therefor, the sum of Ten Thousand ($10,000) dollars for each such share to be redeemed plus an amount equivalent to all unpaid quarterly dividends, whether or not earned or declared, which have accrued to the date fixed for redemption and/or redeem all or any part of the issued and outstanding Series B Preferred shares by paying the holders of record thereof, out of funds legally available therefor, the par value sum of dollars for each such share to be redeemed plus an amount equivalent to all dividends, if any, which have been declared but not paid, to the date fixed for redemption. In the event that less than all of the issued and outstanding Series A Preferred shares and/or Series B Preferred shares are to be redeemed, the shares to be redeemed shall be chosen by lot; pro rata, or by such equitable method as the Board of Directors may determine. On and after the date fixed for such redemption, the holders of the shares so called for redemption shall not be entitled to any dividends and shall not have any rights or interests as holders of said shares except to receive the payment or payments herein designated, without interest thereon, upon presentation and surrender of their certificates therefor.

(b)   Notwithstanding anything to the contrary contained in subparagraph (a) above, all shares of Series A Preferred Stock which are outstanding on the eighth (8th)

anniversary of the date of original issuance of such shares shall be redeemed by the Corporation at the Redemption Price set forth in subparagraph (a) above. Such required redemption shall be made by the Corporation within sixty (60) days after such eighth anniversary.

(c)   Notice of every proposed redemption of Series A Preferred Stock and Series B Preferred Stock shall be mailed by or on behalf of the Corporation, by first class registered or certified mail, postage prepaid, sent to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption, such notice to state the Redemption Price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the Redemption Price therefor paid.

(d)   If notice of redemption shall have been given as hereinbefore provided, then, from and after the date fixed for redemption (unless the Corporation shall default in making payment of the Redemption Price), the shares called for redemption shall no longer be deemed to be outstanding, and all rights of holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive the Redemption Price thereof, without interest.

(e)   All shares of Series A Preferred Stock and Series B Preferred Stock issued and thereafter redeemed, purchased or otherwise acquired by the Corporation shall be retired.

(f)   Common Stock is not redeemable by the Corporation. Subject to the requirements of the Corporation’s By-Laws, the Corporation shall have the right to acquire shares of Common Stock and Class A Preferred Stock and Class B Preferred Stock from any person.

3.             Liquidation and Dissolution Rights

(a)           In the event of any liquidation, dissolution, or winding up the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding Series A Preferred share shall entitle the holder of record thereof to payment at the rate of Ten Thousand ($10,000) dollars for each share plus an amount equal to all unpaid quarterly dividends, without interest, whether or not earned or declared, which have accrued thereon to me date of payment before any payment or distribution of the net assets of the Corporation (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding Series B Preferred shares in respect of said Series B Preferred shares and of the common shares in respect of said common shares.

(b)           After setting part or paying in full the preferential amounts aforesaid to the holders of record of the issued and outstanding Series A Preferred shares, each issued and outstanding Series B Preferred share shall entitle the holder of record thereof to payment at the rate of the par value thereof plus an amount equal to all dividends, if any, which have been declared but not paid, without interest, before any payment or distribution of the net assets of the Corporation (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding common shares in respect of said common shares.

(c)           After setting apart or paying in full the preferential amounts aforesaid to the holders of record of the issued and outstanding Series B Preferred shares, the remaining net assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding common shares, each issued and outstanding common share entitling the holder of record thereof to receive an equal proportion of said remaining net assets.

(d)           If the net assets of the Corporation shall be insufficient to pay in full the preferential amounts among the holders of the Series A Preferred shares as aforesaid, then each issued and outstanding Series A Preferred share shall entitle the holder of record thereof to an equal proportion of said net assets, and the holders of the Series B Preferred shares and of the common shares shall in no event be entitled to participate in the distribution of said net assets in respect of their Series B Preferred shares and their common shares, as the case may be. If, after any payment in full of the full preferential amounts among the holders of Series A Preferred shares as aforesaid, the net assets of the Corporation shall be insufficient to pay in full the preferential amount among the holders of the Series B Preferred shares as aforesaid, then each issued and outstanding Series B Preferred share shall entitle the holder of record thereof to an equal proportion of said net assets, and the holders of the common shares shall in no event be entitled to participate in the distribution of said net assets in respect of their common shares.

(e)           Without excluding any other proceeding which does not in fact affect a liquidation, dissolution, or winding up of the Corporation, a merger or consolidation of the Corporation, a merger or consolidation of the Corporation into or with any other Corporation, a merger of any other Corporation into the Corporation, participation by the Corporation in a plan for share exchanges with another Corporation, or a sale, lease, mortgage, pledge, exchange, transfer, or other disposition by the Corporation of all or substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the Corporation.

4.             Voting Rights

Each issued and outstanding Common share shall entitle the holder thereof to full voting power. Except as any provision of law may otherwise require, no Series A or Series B Preferred share shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders, or to have notice of any meeting of shareholders.

FIFTH:           No director shall be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the Delaware General Corporation Law; or (iv) for any transaction in which the director derived an improper personal benefit.

SIXTH:           Members of the Board of Directors may be elected either by written ballot or by voice vote, unless otherwise provided in the By-Laws of the Corporation.

SEVENTH:     The Board of Directors of the Corporation may make By-Laws and from time to time may alter, amend or repeal By-Laws.

5.             This Second Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Second Restated Certificate of Incorporation of the Corporation to be executed by its President this 21 day of June, 2005.

LIFETIME BRANDS, INC.

By:	/s/ Jeffrey Siegel
	Name:	Jeffrey Siegel
	Title:	President